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                                  EXHIBIT 23-B

SCHLUMBERGER DATA AND CONSULTING SERVICES

1310 Commerce Drive
Park Ridge 1
Pittsburgh, PA 15275-1011
Tel: 412-787-5403
Fax: 412-787-2906

February 25, 2003

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Schlumberger Data and Consulting Services hereby consents to the references to our firm in the form and context in which they appear in the Annual Report of Columbia Energy Group, to the Securities and Exchange Commission on Form 10-K, and any Registration Statement of Columbia Energy Group relating to the issue of securities to the public during 2002. We have no interest of a substantial or material nature in Columbia Energy Group, or in any affiliate. We have not been employed on a contingent basis, and we are not connected with Columbia Energy Group, or any affiliate as a promoter, underwriter, voting trustee, director, officer, employee, or affiliate.

                                               Sincerely,


                                               /s/ Joseph H. Frantz, Jr.

                                               Joseph H. Frantz, Jr., P.E.
                                               Operations Manager Eastern U.S.